Exhibit 99.1

National Commerce Corporation Announces Opening of Atlanta Office

BIRMINGHAM, AL (March 25, 2016) (GLOBE NEWSWIRE) – National Commerce Corporation (Nasdaq: NCOM) (“NCC”) announced today the opening of a loan production office in Atlanta, Georgia through its banking subsidiary, National Bank of Commerce (“NBC”), and the hiring of four banking professionals in the Atlanta market.

The four veteran bankers joining NBC are Mike Holcomb, Matthew Owens, Chip Gjertsen, and Jennifer Tingle. “We are pleased to be partnering up with such a fine group of banking leaders. We know Mike from our experience as former colleagues at a prior company, and we have enjoyed getting to know Matt, Chip, and Jennifer,” said Richard Murray, President and Chief Executive Officer of NBC and President and Chief Operating Officer of NCC. “We are very excited about the opportunity to enter the Atlanta market with this team. It is a vibrant and important economy in our region, and one with significant commercial banking opportunities.”

The office will initially be a loan production office, but NBC expects to convert it to a full service branch at a future date.

About National Commerce Corporation

National Commerce Corporation (Nasdaq: NCOM), a Delaware corporation, is a financial holding company headquartered in Birmingham, Alabama. Substantially all of the operations of NCC are conducted through the company’s wholly owned subsidiary, National Bank of Commerce. NBC currently operates seven full-service banking offices in Alabama (in Birmingham, Huntsville, Auburn-Opelika, and Baldwin County) and ten full-service banking offices in Central Florida (in Vero Beach through National Bank of Commerce; in Longwood, Winter Park, Orlando, and Oviedo through United Legacy Bank, a division of National Bank of Commerce; and in Tavares, Port Orange, St. Augustine, and Ormond Beach through Reunion Bank of Florida, a division of National Bank of Commerce). NBC provides a broad array of financial services for commercial and consumer customers.

Additionally, NBC owns a majority stake in Corporate Billing, LLC, a transaction-based finance company based in Decatur, Alabama that provides factoring, invoicing, collection, and accounts receivable management services to transportation companies and automotive parts and service providers throughout the United States and parts of Canada.

NCC files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.nationalbankofcommerce.com. More information about NCC and NBC may be obtained at www.nationalbankofcommerce.com.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements for which NCC claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in NCC’s future filings with the SEC, in press releases, and in oral and written statements made by NCC or with NCC’s approval that are not statements of historical fact and that constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure, and other financial items; (ii) statements of NCC’s plans, objectives, and expectations or those of its management or Board of Directors, including those relating to products, services, or expansion; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to various risks and uncertainties, including those risks and uncertainties described under the heading “Risk Factors” in NCC’s Annual Report on Form 10-K for the year ended December 31, 2015 and described in any subsequent reports that NCC has filed with the SEC. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, and these statements should not be relied upon as predictions of future events. NCC undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events, or otherwise. In that respect, NCC cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

Contact:

National Commerce Corporation

William E. Matthews, V
Vice Chairman and Chief Financial Officer
(205) 313-8122